SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           Date of Report: June 30, 1997




                                SIERRAWEST BANCORP
               (Exact Name of Registrant as Specified in its Charter)




                                  California
                            (State of Incorporation)

                                File No. 0-15450
                              (Commission File No.)
                                   68-0091859
                                  (IRS Employer
                                Identification No.)



            10181 Truckee-Tahoe Airport Road, Truckee, CA 96160-9010
                    (Address of Principal Executive Offices)

                    Registrant's Telephone Number: (916) 582-3000



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Item 5. Other Events

On June 30, 1997, the acquisition of Mercantile Bank ("Mercantile") by SierraWest Bancorp (the "Company") and the subsequent merger of Mercantile with and into the Company's wholly-owned subsidiary, SierraWest Bank ( "SWB"), became effective as of 11:59 p.m. Pacific Time. The merger was approved by a majority of Mercantile's shareholders on May 27, 1997.

Under the terms of the Merger Agreement between SWB and Mercantile dated June 26, 1997, each share of Mercantile was exchanged for the right to receive $20.0035 per share. The total value of the cash and stock transaction was $6.74 million, consisting of $3.3 million in cash and the balance in common stock of the Company.

Mercantile, a business bank primarily servicing the commercial and real estate loan industry, had total assets of $43 million and total equity of $5 million at June 30, 1997. SWB recorded an intangible asset of $1.9 million as a result of the merger.

Item 7.           Financial Statements and Exhibits

(c)      Exhibits

         2.1 Merger Agreement between SierraWest Bank and Mercantile Bank dated June 26, 1997.


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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    SierraWest Bancorp
                                                    (Registrant)



Dated:    July 9, 1997                       By:/s/ David C. Broadley
Truckee, California                                 David C. Broadley
                                                    EVP/Chief Financial Officer




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                                Exhibit 2.1

                              MERGER AGREEMENT

             This merger agreement ("Merger Agreement") dated as of June 26, 1997 between SierraWest Bank ("Subsidiary"), a California banking corporation, and Mercantile Bank ("Mercantile"), a California banking corporation, is entered into as follows:

Section 1. Outstanding Shares.

         (a) Mercantile is a California banking corporation authorized by the California State Banking Department. Mercantile has 1,000,000 authorized shares of no par value common stock of which 336,980 are outstanding. Mercantile has no outstanding shares of preferred stock, options or warrants.

        (b) Subsidiary is a California banking corporation authorized by the California State Banking Department. Subsidiary has 10,000,000 authorized shares of common stock of which 1,248,041 are outstanding. Subsidiary has no outstanding shares of preferred stock, options or warrants.

Section 2.  The Merger.

         Mercantile shall be merged into Subsidiary ("Merger"). Subsidiary shall be the surviving corporation (the "Surviving Corporation").

Section 3. Conversion of Shares.

         Upon consummation of the Merger, (i) each outstanding share of Mercantile, other than shares held by shareholders who perfect their rights as dissenting shareholders under California law, shall be converted into the right to receive the exchange amount of $20.0035 per share ("Per Share Exchange Amount") comprised of a Cash Component of 50% and a Stock Component consisting of common stock of SierraWest Bancorp, which is the parent of Subsidiary, valued at 50%, in accordance with and subject to the limitations on an election described in Section 4 below; and (ii) the outstanding shares of Subsidiary shall remain the outstanding shares of the Surviving Corporation and are not affected by the Merger; and there will be no other outstanding shares, options, warrants or other stock rights issued to acquire any shares of Mercantile.

Section 4. Terms of Cash/Stock Election.

       The Exchange Amount will be allocated to the Stock Component and the Cash Component in accordance with the following election and procedures (the "Cash/Stock Election").

     Mercantile shareholders may elect to receive the Exchange Amount in either all SierraWest Bancorp shares or all cash. If no election is made, the shareholder will receive cash equal to 50% and stock of a value equal to 50% of the Per Share Exchange Amount for each share, subject to adjustment as described below.

      The aggregate Exchange Amount for all Mercantile shareholders shall consist one-half (but not to exceed $3,300,500) of cash and the balance of common stock of SierraWest


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Bancorp. The Cash/Stock Election is subject to the limitation that the aggregate
Cash Component for all Mercantile shareholders may not be more than $3,300,500. If the aggregate Cash Component is undersubscribed, the unsubscribed portion of the minimum aggregate Cash Component will be allocated pro rata (by number of shares) among all Mercantile shareholders except those electing to receive all cash; if the aggregate Cash Component is oversubscribed, the Cash Component of each Mercantile shareholder electing to receive cash will be reduced pro rata (by number of shares) among Mercantile shareholders receiving cash. The total of the Cash Component and the Stock Component will always equal the Exchange Amount. Mercantile shareholders will receive cash in lieu of fractional shares of SierraWest Bancorp.

      Mercantile shareholders who make a Cash/Stock Election have no assurance that they will in fact receive all cash or all stock. They will receive cash or stock in excess of 50% of the Per Share Exchange Amount per share only to the extent excess cash or stock is available under the limitation set forth above.

Section 5.  Articles of Incorporation and By-Laws.

      (a) The Articles of Incorporation of Subsidiary shall, upon the Effective Date, be the Articles of Incorporation of the Surviving Corporation. It is the intention of the parties that the Merger will be treated as a tax free reorganization pursuant to Section 368 of the Internal Revenue Code.

      (b) The By-Laws of Subsidiary, as they exist on the Effective Date, shall be the By-Laws of the Surviving Corporation until the same are amended.

Section 6.  Exchange of Shares.

      The conversion of shares as provided in the Merger Agreement shall occur automatically upon the Effective Date without action by the holders thereof. Each holder of Mercantile Shares shall on or after the Effective Date surrender each certificate representing Mercantile Shares to the Exchange Agent appointed by the parties and shall be entitled to receive in exchange therefor the Per Share Exchange Amount.

Section 7.  Effect of Merger And Effective Date.

      The effect of the Merger and the Effective Date of the Merger are as prescribed by law.

Section 8.  Officers and Directors.

        The officers and directors of Subsidiary holding office on the Effective Date shall be the officers and directors of the Surviving Corporation until removed as provided by law or until the election of their respective successors.

Section 9.  Acts of Merging Corporation.

      Mercantile, as the merging corporation, shall from time to time, as and when requested by the Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Merger.




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Section 10. Definitions.

      All capitalized terms herein shall have the meanings ascribed to them in this Merger Agreement; provided, however, if no meaning is separately ascribed to such capitalized terms in this Merger Agreement, then such terms will have the meanings ascribed to them in the Plan of Acquisition and Merger dated January 23, 1997, among Mercantile, Subsidiary and SierraWest Bancorp.

      In witness whereof the parties have executed this Merger Agreement.

                                 MERCANTILE BANK

                                 By: /s/Michael Burkart
                                 Michael Burkart
                                 President

                                 By: /s/Denis R. Long
                                 Denis R. Long
                                 Secretary

                                 SIERRAWEST BANK

                                 By: /s/William T. Fike
                                 William T. Fike
                                 President

                                 By: /s/A. Morgan Jones
                                 A. Morgan Jones
                                 Secretary

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